Xtant Medical Announces Second Quarter 2019 Financial Results

BELGRADE, MT, August 8, 2019 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights:

●	Revenue for the second quarter of 2019 was $15.3 million, compared to $18.7 million for the same prior year period
●	Operating expenses in the second quarter of 2019 were $10.5 million, compared to $14.7 million for the same prior year period
●	Net loss incurred in the second quarter of 2019 was $1.9 million, compared to a net loss of $5.0 million for the same prior year period
●	Non-GAAP Adjusted EBITDA for the second quarter of 2019 was $1.2 million, compared to $0.8 million for the same prior year period

Greg Jensen, VP, Finance and CFO of Xtant Medical, said, “Our efforts to reduce expenses while further enhancing the operational effectiveness of our business resulted in improved cash flow, net loss and adjusted EBITDA during the second quarter, despite softer revenues. We are taking measures designed to stabilize and improve our revenue trajectory, and we plan to implement additional initiatives to support this critical goal during the second half of 2019 and into 2020. These initiatives include a commitment to developing new products, further development and expansion of marketing programs, and continued pursuit of operational improvements intended to assist us in our overall commercial performance.”

Second Quarter 2019 Financial Results

Second quarter 2019 revenue was $15.3 million, compared to $18.7 million for the same period in 2018. This decrease was due primarily to reduced demand for hardware products, which was due in part to effects from the December 2018 recall of the Calix Lumbar Spine Implant System, the termination of an advisory agreement with an entity that provided services to certain customers, and transition of independent sales agents.

Gross margin for the second quarter of 2019 was 64.9%, compared to 66.6% for the same period in 2018. The year-over-year decrease was attributed primarily to inventory reserving and manufacturing overhead absorption.

Operating expenses for the second quarter of 2019 were $10.5 million, compared to $14.7 million for the second quarter of 2018, a decrease of 29.0%. The decrease was primarily attributable to lower sales commissions and travel expenses, restructuring expenses incurred last year, and a decrease in amortization expense related to the impairment of intangible assets that occurred in the fourth quarter of 2018.

Second quarter 2019 net loss was $1.9 million, or $0.15 per share, compared to second quarter 2018 net loss of $5.0 million, or $0.38 per share.

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Non-GAAP Adjusted EBITDA for the second quarter of 2019 was $1.2 million compared to $0.8 million for the same period of 2018. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense, and as further adjusted to add back in or exclude, as applicable, non-cash special charges, provision for losses on inventory and accounts receivable, non-cash compensation, changes in warrant derivative liability, field action expenses, separation related expenses, litigation reserves, and restructuring expenses. A calculation and reconciliation of non-GAAP Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the second quarter 2019 financial results on Thursday, August 8, 2019 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

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Important Cautions Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential” similar expressions or the negative thereof, and the use of future dates. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue, including the success of the Company’s initiatives to stabilize and increase revenues; the ability to remain competitive; the ability to innovate and develop new products; the effect of recent management changes and the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects, including the recall of the Company’s Calix Lumbar Spine Implant System; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to retain and recruit independent sales agents and the impact of the termination of a consulting agreement with an entity that had close relationships with several of customers; the ability to service Company debt and comply with debt covenants; the ability to raise additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (SEC) on April 1, 2019 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar Partners Ltd.

Ph: 212-867-1762

Email: dcarey@lazarpartners.com

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XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of June 30, 2019	As of December 31, 2018

ASSETS
Current Assets:
Cash and cash equivalents	$7,318	$6,797
Trade accounts receivable, net of allowance for doubtful accounts of $1,223 and $2,140, respectively	8,565	9,990
Inventories, net	15,828	17,301
Prepaid and other current assets	592	589
Total current assets	32,303	34,677

Property and equipment, net	5,600	7,174
Right-of -use asset, net	2,296	-
Goodwill	3,205	3,205
Intangible assets, net	544	573
Other assets	549	793
Total Assets	$44,497	$46,422

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$3,194	$6,465
Accrued liabilities	5,867	5,150
Warrant derivative liability	21	10
Current portion of lease liability	511	-
Current portion of financing lease obligations	337	426
Total current liabilities	9,930	12,051
Long-term Liabilities:
Lease liability, less current portion	1,796	-
Financing lease obligation, less current portion	16	204
Long-term debt, less issuance costs	73,831	77,939
Total Liabilities	85,573	90,194

Stockholders’ Equity (Deficit)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 50,000,000 shares authorized; 13,161,762 shares issued and outstanding as of June 30, 2019 and 13,172,179 shares issued and outstanding as of December 31, 2018	-	-
Additional paid-in capital	178,707	171,273
Accumulated deficit	(219,783)	(215,045)
Total Stockholders’ Equity (Deficit)	(41,076)	(43,772)

Total Liabilities & Stockholders’ Equity (Deficit)	$44,497	$46,422

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XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Orthopedic product sales	$15,197	$18,653	$31,883	$36,483
Other revenue	74	88	114	191
Total revenue	15,271	18,741	31,997	36,674

Cost of sales	5,365	6,266	11,278	11,968
Gross profit	9,906	12,475	20,719	24,706

Gross profit %	64.9%	66.6%	64.8%	67.4%

Operating expenses
General and administrative	4,041	3,498	8,359	6,885
Sales and marketing	6,072	8,545	12,814	16,894
Research and development	210	418	472	832
Depreciation and amortization	146	1,041	305	2,045
Restructuring expenses	-	1,234	-	1,968
Total operating expenses	10,469	14,736	21,950	28,624

Loss from operations	(563)	(2,261)	(1,231)	(3,918)

Other (expense) income
Interest expense	(1,301)	(2,820)	(3,319)	(6,366)
Change in warrant derivative liability	4	79	(11)	41
Other (expense) income	(57)	-	(132)	(12)
Total Other (Expense) Income	(1,354)	(2,741)	(3,462)	(6,337)
Net Loss from Operations Before Provision for Income Taxes	(1,917)	(5,002)	(4,693)	(10,255)

Provision for income taxes
Current and deferred	(22)	-	(45)	-
Net Loss from Operations	$(1,939)	$(5,002)	$(4,738)	$(10,255)

Net loss per share:
Basic	$(0.15)	$(0.38)	$(0.36)	$(1.00)
Dilutive	$(0.15)	$(0.38)	$(0.36)	$(1.00)

Shares used in the computation:
Basic	13,161,762	13,085,668	13,166,136	10,299,090
Dilutive	13,161,762	13,085,668	13,166,136	10,299,090

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XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
Operating activities:
Net loss	$(4,738)	$(10,255)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,559	3,227
Loss on disposal of fixed assets	92	205
Non-cash interest	3,272	6,205
Non-cash rent expense	11	-
Non-cash stock option expense / change in derivative warrant liability	172	364
Provision for losses on accounts receivable and inventory	750	83
Changes in operating assets and liabilities:
Accounts receivable	1,403	2,152
Inventories	955	(388)
Prepaid and other assets	242	1,120
Accounts payable	(3,481)	(1,948)
Accrued liabilities	717	(421)
Net cash provided by operating activities	954	344

Investing activities:
Purchases of property and equipment and intangible assets	(211)	(288)
Proceeds from sale of fixed assets	163	-
Net cash used in investing activities	(48)	(288)

Financing activities:
Payments on financing leases	(277)	(167)
Costs associated with either loan or equity transactions	(108)	(3,507)
Proceeds from equity private placement	-	6,810
Proceeds from issuance of stock	-	1
Net cash (used in) provided by financing activities	(385)	3,137

Net change in cash and cash equivalents	521	3,193
Cash and cash equivalents at beginning of period	6,797	2,856
Cash and cash equivalents at end of period	$7,318	$6,049

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XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net Loss	$(1,939)	$(5,002)	$(4,738)	$(10,255)

Other expense	57	-	132	12
Depreciation and amortization	783	1,700	1,559	3,289
Interest expense	1,301	2,820	3,319	6,366
Tax expense	22	-	45	-
Non-GAAP EBITDA gain (loss)	224	(482)	317	(588)

Non-GAAP EBITDA/Total revenue	1.5%	-2.6%	1.0%	-1.6%

NON-GAAP ADJUSTED EBITDA CALCULATION
Provision for losses on accounts receivable and inventory	503	29	750	(16)
Non-cash compensation	39	41	161	405
Change in warrant derivative liability	(3)	(79)	12	(41)
Separation-related expenses	-	55	-	55
Field action expenses	125	-	125	-
Litigation reserve	270	-	800	-
Restructuring expenses	-	1,235	-	1,968
Non-GAAP Adjusted EBITDA gain (loss)	$1,158	$799	$2,165	$1,783

Non-GAAP Adjusted EBITDA/Total revenue	7.6%	4.3%	6.8%	4.9%

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